Exhibit 10.17.2

The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities and Exchange Act of 1934, as amended. REDACTED PORTIONS OF THIS EXHIBIT ARE MARKED BY AN ***.

Amendment to Supply Agreement

This Amendment dated May 7, 2008 is made by and between Noramco, Inc., a Georgia Corporation with its principle office at 500 Swede’s Landing Road, Wilmington, Delaware 19801 and its Affiliates (“NORAMCO”) and Vintage Pharmaceuticals, Inc., an Alabama corporation with its principle office at 130 Vintage Drive, Huntsville Alabama 35811 and its Affiliates (“VINTAGE”).

WHEREAS the parties hereto entered into a Supply Agreement whose effective date was January 1, 2001 which was amended on January 16, 2007 (“First Amendment”) and,

WHEREAS the parties have mutually agreed upon certain amendments to extend and modify said Supply Agreement and the First Amendment,

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements hereinafter set forth and those contained in the underlying Supply Agreement and incorporated herein by reference, the parties agree as follows:

I Article 1.4 of the Supply Agreement and the First Amendment are hereby revoked in their entirety and replaced with the following Article 13.

“Term shall mean the term of the Supply Agreement, whose effective date was January 1, 2001 and the First Amendment, whose effective date was January 17, 2007, and this Amendment whose effective date is May 7, 2008, terminating, unless sooner terminated pursuant to this Agreement, on December 31, 2011”

II. Article 3 of the Supply Agreement and the First Amendment are hereby revoked in their entirety and replaced with the following Article 3.

“3. Purchase Agreement.

During the Term of this Agreement and subject to the terms, conditions and limitations herein set forth, and further subject to NORAMCO’s ability to supply VINTAGE’s requirements, VINTAGE shall purchase from NORAMCO at least *** (***%) of VINTAGE’S Available Requirements for ***.

Between January 1, 2008 and December 31, 2009, subject to the terms, conditions and limitations herein set forth, and further subject to NORAMCO’s ability to supply VINTAGE’S requirements, VINTAGE shall purchase from NORAMCO at least *** (***%) of VINTAGE’s Available Requirements for *** and ***. For clarity VINTAGE shall have no obligation to purchase *** or *** from NORAMCO after December 31, 2009

If NORAMCO cannot supply VINTAGE’S Available Requirements of any Product, VINTAGE shall have the option of sourcing the Product that NORAMCO is unable to supply from another qualified supplier, subject to the terms of Section 5.

III. Article 13 of the Supply Agreement and the First Amendment are hereby revoked in their entirety and replaced with the following Article 13.

“13.Term

After December 31, 2011, the Agreement shall automatically renew for additional one year terms unless, at least six (6) months prior to the termination date or the closing date of any subsequent renewal period, either party provides written notice to the other of its intention to terminate.

IV. All provisions contained in the original Supply Agreement and in the First Amendment by and between the parties which are not specifically changed, amended or revoked by this Amendment, shall remain in force and effective.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Supply Agreement to be executed by their duly authorized respective representatives as of the day and year first above written.

Vintage Pharnaacputicals, Inc.	Noramco, Inc.
By:	By:
Name: Tony Young	Name: Michael B. Kindergan
Date: 5/8/08	Date: 5/9/08
Title: CEO	Title: Vice President, Marketing and Business Development

2